As filed with the Securities and Exchange Commission on November 17, 2017

No. 333-197120

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GLYECO, INC.

(Name of registrant as specified in its charter)

Nevada	2810	45-4030261
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

GlyEco, Inc.

230 Gill Way

Rock Hill, SC 29730

(866) 960-1539

(Address and telephone number of principal executive offices and principal place of business)

Ian Rhodes

230 Gill Way

Rock Hill, SC 29730

(866) 960-1539

(Name, address, and telephone number of agent for service)

Copies to:

David E. Danovitch, Esq.

Stephanie Salvatore, Esq.

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue

New York, NY 10022

(212) 603-6300

Approximate date of commencement of proposed sale to the public: Not applicable. This Post-Effective Amendment No. 1 deregisters those securities that remain unsold as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "non-accelerated filer," "smaller reporting company" and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-1 (File No. 333-197120) of GlyEco, Inc., a Nevada corporation (the “Company”), which was filed with the Securities and Exchange Commission on June 30, 2014, as amended on September 9, 2014, and declared effective on September 24, 2014 (the “Registration Statement”). The Company registered for resale, transfer, or other disposition by the selling stockholders named in the Registration Statement of up to an aggregate of 36,344,824 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

The Company is seeking to deregister all shares of Common Stock that remain unsold under the Registration Statement as of the date hereof. Accordingly, pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, as amended, the Company is filing this Post-Effective Amendment to deregister all remaining unsold shares of Common Stock under the Registration Statement which would have otherwise remained available for resale under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rock Hill, State of South Carolina on November 17, 2017.

GLYECO, INC.

By:	/s/ Ian Rhodes
Ian Rhodes
Chief Executive Officer

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Ian Rhodes as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done or by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Ian Rhodes	Chief Executive Officer and Director
Ian Rhodes	(Principal Executive Officer)	November 17, 2017

/s/ Brian Gelman	Chief Financial Officer
Brian Gelman	(Principal Financial Officer and Principal Accounting Officer)	November 17, 2017

/s/ Dwight Mamanteo
Dwight Mamanteo	Chairman of the Board	November 17, 2017

/s/ David Ide
David Ide	Director	November 17, 2017

/s/ Scott Nussbaum
Scott Nussbaum	Director	November 17, 2017

/s/ Scott Krinsky
Scott Krinsky	Director	November 17, 2017

/s/ Charles Trapp
Charles Trapp	Director	November 17, 2017

/s/ Frank Kneller
Frank Kneller	Director	November 17, 2017